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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

   We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our reports dated February 26, 1999, in the Registration Statement and related Prospectus of Tanning Technology Corporation dated May 17, 1999.

                                          /s/ Ernst & Young LLP

Denver, Colorado
May 14, 1999